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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-52524, 33-52526, 33-52528, 33-92208, 33-92184, 333-65181, 333-94987 and
333-37442 of Starbucks Corporation on Forms S-8 of our report dated December 8, 2000, incorporated by reference in and attached as part of an exhibit to the Annual Report on Form 10-K of Starbucks Corporation for the year ended October 1, 2000.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Seattle, Washington

December 20, 2000